UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

TESORO LOGISTICS LP

(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 22, 2015, Tesoro Logistics LP (“TLLP”) and QEP Midstream Partners, LP (“QEPM”) jointly announced the completion of TLLP’s acquisition of QEPM. Pursuant to an Agreement and Plan of Merger, dated as of April 6, 2015 (the “Merger Agreement”), by and among TLLP, Tesoro Logistics GP, LLC, the general partner of TLLP (“TLLP GP”), QEP Field Services, LLC, TLLP Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of TLLP (“MergerCo”), QEPM and QEP Midstream Partners GP, LLC, the general partner of QEPM (“QEPM GP”), QEPM agreed to merge with MergerCo with QEPM surviving the merger as a wholly owned subsidiary of TLLP (the “Merger”). TLLP completed the Merger following approval on July 21, 2015 of the Merger Agreement and the Merger by a majority of the QEPM common units held by QEPM unaffiliated unitholders (which excludes QEPM GP and its affiliates) and of the sole holder of the outstanding QEPM subordinated units.

At the effective time of the Merger, QEPM merged with MergerCo with QEPM surviving the Merger as a wholly owned subsidiary of TLLP. As a result of the Merger and pursuant to the Merger Agreement, all outstanding common units representing limited partner interests in QEPM (“QEPM Common Units”), other than QEPM Common Units held by QEPM GP and its affiliates, were cancelled and converted into the right to receive 0.3088 common units (the “Exchange Ratio”) representing limited partner interests in TLLP (“TLLP Common Units”). No fractional TLLP Common Units were issued in connection with the Merger, and QEPM common unitholders, instead, received cash in lieu of fractional TLLP Common Units, if any.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, filed as Exhibit 2.1 to TLLP’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2015, and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, QEPM GP transferred and assigned sponsorship and administration to TLLP GP of the QEP Midstream Partners, LP 2013 Long-Term Incentive Plan (as amended and restated, the “Plan”). Accordingly, TLLP GP adopted the Plan on July 23, 2015. Awards under the Plan may be granted only to those individuals who were eligible to receive awards under the Plan as of December 1, 2014.

All references in the Plan to QEPM Common Units were substituted with references to TLLP Common Units, and the outstanding number of units available for issuance under the Plan was adjusted by the Exchange Ratio. As a result, a total of 1,633,411 TLLP common units are available for grant and delivery under the Plan.

The Plan provides for the grant, from time to time at the discretion of the board of directors of TLLP GP, of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards. Common units cancelled or forfeited will be available for delivery pursuant to other awards. The Plan will be administered by the board of directors of TLLP GP or a designated committee thereof.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 21, 2015, TLLP and QEPM issued a joint press release announcing the approval by the QEPM unitholders of the Merger Agreement and the Merger. A copy of the joint press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 22, 2015, TLLP and QEPM issued a joint press release announcing the completion of the Merger. A copy of the joint press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, unless TLLP specifically states that the information is considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 6, 2015, by and among Tesoro Logistics LP, Tesoro Logistics GP, LLC, QEP Field Services, LLC, TLLP Merger Sub LLC, QEP Midstream Partners, LP, and QEP Midstream Partners GP, LLC (incorporated by reference to Exhibit 2.1 to TLLP’s Form 8-K filed on April 6, 2015).

10.1	Amended and Restated QEP Midstream Partners, LP 2013 Long-Term Incentive Plan.

99.1	Press Release dated July 21, 2015.

99.2	Press Release dated July 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2015

TESORO LOGISTICS LP

By: Tesoro Logistics GP, LLC,
Its general partner

By:	/s/ Phillip M. Anderson
Name:	Phillip M. Anderson
Title:	President

Index to Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 6, 2015, by and among Tesoro Logistics LP, Tesoro Logistics GP, LLC, QEP Field Services, LLC, TLLP Merger Sub LLC, QEP Midstream Partners, LP, and QEP Midstream Partners GP, LLC (incorporated by reference to Exhibit 2.1 to TLLP’s Form 8-K filed on April 6, 2015).

10.1	Amended and Restated QEP Midstream Partners, LP 2013 Long-Term Incentive Plan.

99.1	Press Release dated July 21, 2015.

99.2	Press Release dated July 22, 2015.